Exhibit 10.1

No. S310350M120120027535

Liquid Loan Contract for Small Businesses

Bank of Communications Co. , Ltd.

No. S310350M120120027535

Liquid Loan Contract for Small Businesses

(the “Contract”)

Important

The borrower shall carefully read through

the contents of this Contract in its entirety,

and especially the terms marked with a

            . If there are any concerns, please

promptly request an explanation from the
lender.

Borrower: Axesstel (Shanghai) Ltd. (the “Borrower”)

Legal Representative (Person in charge): Hong Liang

Legal Address: 2nd Workshop, 3111 Huan Cheng Road West, Shanghai

Mailing Address: Same as above

Telephone: 54452258

Facsimile:

Lender: Shanghai Fengxian Branch, Bank of Communications Co. , Ltd. (the “Lender”)

Person in charge: Ye Xiaohong

Correspondence Address: 200 Ren Min Road Middle.

Whereas, the Borrower desires to apply for a liquid loan from the Lender. By mutual agreement, the Borrower and the Lender hereby enter into this Contract to enumerate each Party’s rights and obligations.

Section 1 – The Loan

1.1 Currency: RMB (the “Currency”).

1.2 Amount (in words): Ten Million.

1.3 The loan under this Contract shall only be used for working capital purposes.

1.4 The term shall not exceed 12 months from the date of the initial loan grant, and the maturity date is April 10, 2013 (the “Term”).

Section 2 – The Calculation and Payment of the Interests and Interest Rates

2.1 The interest rate under this Contract shall be calculated in accordance with section 2.1(1) below:

(1) A fixed RMB exchange rate, as set forth in option ‚ below, shall be applied throughout the Term.

	( ☐ month, ☐ year );

‚	☐ the effective date of the Contract One-Year Interest Rate (term) on the actual grant date of the loan (determined by each grant date if granted in batches)

☐ Benchmark interest rate Benchmark interest rate plus 20%

☐ Benchmark interest rate minus             %

(2) A floating RMB exchange rate, as specified below,

 The rate shall amount to             (term) ☐ Benchmark interest rate ☐ Benchmark interest rate plus              ☐ Benchmark interest rate minus              ☐ the effective date of this Contract ☐ the date of actual grant of the loan (separate date of issuance for each batch of the loan if issued in batches)

‚ In event that the benchmark interest rate is adjusted by the People’s Bank of China within the term of this Contract, the Lender shall have the right to adjust the interest rate under this Contract correspondingly and shall determine the date of such adjustments according to option             below. From the date of adjustment, the new interest rate calculated in accordance with one of the options below shall become the interest rate of this Contract, with no further rate changes.

a. Set the date of the benchmark interest rate adjustments made by People’s Bank of China as the date of the interest rate adjustments under this Contract;

b. Set the last day of ☐ one month ☐ one quarter ☐ half a year ☐ one year as the date of the interest rate adjustments under this Contract from the date of ☐ the effective date of this Contract ☐ the actual grant date of the loan (separate dates of issuance for each batch of the loan if issued in batches)

ƒ In the event that the Fixed Exchange Rate is cancelled or adjusted to become a Floating Exchange Rate, both Parties shall otherwise mutually agree upon the interest rate adjustments of the loan under this Contract, but the adjusted rate shall not be lower than the then-applicable rate. In the event that both Parties still do not agree upon the adjusted rate after             months of the date of adjustment made by People’s Bank of China, the Lender shall have the right to accelerate the Term of the loan under this Contract.

(3) The interest rate of             (Foreign currency) is

2.2 Daily Interest Rate = Monthly Interest Rate/30, Monthly Interest Rate = Annual Interest Rate/12.

2.3 The Calculation of Interest.

2.3.1 In the event the loan under this Contract is repaid by a one-time payment of principal with interest or a one-time payment of principal with the interest being repaid in installments, the normal interest rate = the interest rate under this Contract × amount of the loan × the number of loan days. In the event the loan under this Contract is repaid by equal or unequal installments, the normal interest rate = the interest rate under this Contract × (amount of the loan – cumulative amount of repaid principal to date) × the number of loan days. Loan days shall be calculated from the grant date of the loan to the maturity date.

2.3.2 The penalty interest of overdue loans and misappropriated loans (i.e. using the loan for purposes other than the authorized purpose stated above) shall be calculated based on the amount overdue or misappropriated and the number of delinquent days (from the date the amount became delinquent to the day such amount is paid in full). If the Currency is RMB, the penalty interest rate of the overdue loan shall be the interest rate under this Contract plus 50%, and the penalty interest rate of the misappropriated loan shall be the interest rate under this Contract plus 100%; in the event that the People’s Bank of China adjusts the benchmark interest rate after the loans with a floating exchange rate are overdue or misappropriated, the Lender shall have the right to adjust the penalty interest rate under this Contract correspondingly and apply the new penalty interest rate from the date of such adjustment by the People’s Bank of China. If the Currency is foreign currency, the penalty interest rate shall be the interest rate under this Contract plus         %.

2.4 In event that the loan under this Contract is repaid by a one-time payment of principal with installment interest payments, or equal or unequal installment payments of principal, the principal of the loan shall be repaid in accordance with Section 4 of this Contract. The interest shall be settled using option (2) below and any outstanding interest shall be paid in full with the principal by the maturity date. The interest settlement date shall be the date that the outstanding interest must be paid:

(1) the interest shall be settled on the 20th day of each month;

(2) the interest shall be settled on the 20th day of the last month of a quarter;

(3)

2.5 If the Borrower repays the loan early or if the Lender withdraws the loan early in accordance with this Contract, the corresponding level of the interest rate shall not be adjusted, and the interest rate under this Contract shall continue to be in effect.

2.6 Other agreed upon interest rate

Section 3 – The Grant and Payment of the Loan

3.1 The Borrower may withdraw from the loan in installments, but the amount withdrawn each time shall not exceed the total amount of the loan set forth in Section 1. The loan proceeds shall be drawn in accordance with the grant schedule below.

Date of Grant	Granting Amount
April 10, 2012;	Ten Million (in words)
YY MM DD;	(in words)
YY MM DD;	(in words)
YY MM DD;	(in words)

3.2 The Lender shall have the right to refuse granting the loan before all the following conditions are satisfied:

(1) The Borrower has completed the relevant legal formalities of obtaining government permits, approvals and registrations, and other formalities required by the Lender. Such permits, approvals or registrations shall be continuously effective;

(2) The guaranty agreement (if any) under this Contract shall be continuously effective. In the event that the guaranty agreements are mortgage agreements and/or pledge agreements, the security interest shall have been created and shall continue to be effective;

(3) No material adverse changes of the operational and financial conditions of the Borrower has occurred;

(4) The Borrower does not breach any covenants in this Contract;

(5) The loan proceeds are distributed in accordance with this Contract, and if a third party has entrusted the Lender to make the loan, then the Lender agrees to distribute the loan proceeds accordingly;

(6) If the loan is withdrawn in a foreign currency, the Borrower shall have opened a relevant account according to the foreign exchange administrative requirements and provided the certificates that prove the loan is compliant with the relevant foreign exchange administrative policies, including, but not limited to, valid certificates, registrations or approvals for the foreign exchange;

(7) The Borrower has designated a specific capital withdrawal account according to Lender requirements, and has signed the account management agreement.

3.3 Prior to every payment or withdrawal from the loan proceeds, the Borrower shall complete the relevant withdrawal formalities with the bank at least             business days in advance and specify the method of payment or withdrawal (if a payment to a third party, whether the Lender will make the payment on the Borrower’s behalf (any such payment, an “entrusted payment”) or the Borrower will make the payment directly). Only one method of payment can be chosen each time.

3.4 The Borrower designates the following account as the account for the loan proceeds, and this account ☐ is ✓ is not the specific account that the Borrower opened with the Lender for this loan.

Name: Axesstel (Shanghai) Ltd.

Account No.: 310069037018010069934

Bank of Deposit: Fengxian Branch, Bank of Communications.

In the event that a specific account for the this loan is opened, the deposit of and payment from the loan proceeds shall be handled through that account. This account shall only be used to deposit the loan, to make payment to third parties, and it only sells the Settlement Services Application Voucher, and this account shall not be used to issue checks, money orders, or bank acceptances as well as other settlement services. When the Borrower makes payments directly and transfers the loan proceeds, the transfer shall be handled at the Lender branch where the account is opened. The interest accrued in this account shall be applied to the repayment.

3.5 The entrusted payment by the Lender means that after the loan has been granted in accordance with this Contract, the Lender, subject to the Borrower’s authorization letter of entrusted payment, directly pays a third party from the Borrower’s account consistent with the purposes of the loan as set forth in this Contract ..

The method of the entrusted payment by the Lender shall be adopted if one of the following conditions is satisfied,

(1) The amount of a single payment exceeds RMB 0 (this amount is the maximum for direct payments from the Borrower)

When the entrusted payment by the Lender is adopted, the Borrower shall submit an application for payment, an authorization letter of entrusted payment (format specified by the Lender), a borrowing form, a corresponding payment form, and other materials required by the Lender (including but not limited to commercial agreements, invoices, receipts, and other transaction documents) to detail the amount withdrawn from the loan, the identity of the payee, and the payment amount. The amount of the loan withdrawn shall be equal to the total payment amount necessary.

The Lender shall have the right to refuse the payment and return the Borrower’s authorization letter of entrusted payment if the proposed payment of the Borrower does not conform to this Contract or corresponding commercial agreements, or if the proposed payment has other flaws.

In the event that the Lender agrees to make the entrusted payment, the Borrower shall re-submit materials bearing the correct information within the period designated by the Lender if the payment fails or is returned due to incorrect information submitted by the Borrower. The Lender shall not assume the losses of the Borrower caused by failure of payments.

3.6 Direct Payment means that, after the loan is granted to the Borrower and deposited into its account by the Lender in accordance with this Contract, the Borrower makes the payment directly to a third party in accordance with the purposes of this loan.

When the direct payment method is adopted, the Borrower shall submit an application for payment, a borrowing form, a statement of the purpose of the payment and other materials as required by the Lender. The Borrower shall summarize and report the payment status to the Lender within fifteen days after the loan is granted. The Lender shall have the right to examine whether the loan is consistent with the agreed purposes by means of account analyses, form examinations, and site investigations, and the Borrower shall cooperate with such actions.

3.7 The actual date and payment amount shall be recorded in the Borrowing Record.

Section 4 – Loan Repayment

4.1 The Borrower shall repay the loan on time in accordance with the maturity date set forth in Section 1.4 and Section 4.1(2), and the maturity date recorded in the Borrowing Record shall prevail in the event the maturity date in the Borrowing Record is inconsistent with that under this Contract:

(1) one-time repayment of principal with interest, which means that the principal and interests of the loan shall be repaid in full on the maturity date;

(2) one-time repayment of principal with installment interest payments, which means that the principal of the loan shall be repaid in full by the maturity date;

(3) equal or unequal installment payments of principal, which means that the Borrower and the Lender shall negotiate the number of installments, the payment dates, and the amount of principal to be paid each time, and enter into a Repayment Schedule, according to which the Borrower agrees to repay the full amount of principal of the loan on time.

4.2 Without the written consent of the Lender, the loan shall not be repaid in advance by the Borrower.

4.3 The Borrower designates as:

(1) the Repayment Account:

Name: Axesstel (Shanghai) Ltd.

Account No.: 310069037018010069934

Bank of Deposit: Fengxian Branch, Bank of Communications

(2) the Capital Withdrawal Account:

Name: Axesstel (Shanghai) Ltd.

Account No.: 310069037018010069934

Bank of deposit: Fengxian Branch, Bank of Communications

Section 5 – Representations and Warranties of the Borrower

5.1 The Borrower was legally incorporated and is validly existing, and has the necessary legal capacities to fulfill its obligations under this Contract and bear civil liabilities on its own behalf.

5.2 The execution and performance of this Contract are the genuine intention of the Borrower, and the Borrower has obtained all the necessary consents, approvals and authorizations. The Borrower is in compliance with all applicable laws.

5.3 The Borrower is operating in compliance with laws and regulations, and has the capacity to continue operations and legal sources of funding for repayment of the loan and has no material bad credit records. No one in the Borrower’s senior management has a record of material wrongdoing.

5.4 All the documents, statements, materials and information the Borrower has provided to the Lender are authentic, complete, accurate and effective. The Borrower has not omitted any information that may possibly influence its financial condition or repayment capacity. No material adverse changes have occurred to the Borrower’s financial condition since the date of its latest financial statement.

5.5 When signing this Contract, the Borrower is not the shareholder or “actual controller” as defined in the Company Law of the People’s Republic of China of the guaranty and the Borrower does not plan on become the shareholder or actual controller of the guaranty.

Section 6 – Rights and Obligations of the Lender

6.1 The Lender shall have the right to withdraw the principal, interests (including compound interests and overdue or misappropriated punitive interests) in accordance with this Contract and collect the payable fees of the lender, shall have the right to withdraw the loan in advance at its own discretion according to the condition of capital withdrawal, or exercise other rights under applicable law or under this Contract.

6.2 During the execution of this Contract, the Lender only conducts formal review on the materials provided by the Borrower. The Lender does not assume any obligations for its overdue entrusted payment or the Borrower’s payment that breaches this Contract caused by the reason that the materials provided by the Borrower is inauthentic, incomplete, or inaccurate.

6.3 The Lender does not assume any obligations on the failure of the grant or the payment for the reason that the Borrower’s designated account for grant or repayment is being frozen or otherwise.

Section 7 – Obligations of the Borrower

7.1 The Borrower shall repay the principal and interests of the loan under this Contract in accordance with the dates, amount and currency requirements agreed upon in this Contract.

The designated capital withdrawal account shall be used to collect corresponding business incomes or planned repayment funds. In the event that the corresponding business income is not settled in cash, the Borrower shall transfer the income to this account immediately after receipt of such payment. The Borrower shall provide the status of the flow of funds in the capital withdrawal account at the request of the Lender.

7.2 The Borrower shall make use of the loan in accordance with the purposes agreed upon under this Contract and shall not divert the loan for other purposes. The Borrower shall not use the loan for a fixed-asset investment, equity investment, or manufacturing or operations prohibited by the government.

The Borrower shall use the loan proceeds in a mutually agreed upon manner, and shall not circumvent the entrusted payment by the Lender by breaking up a large payment into smaller payments. In the case of direct payment by the Borrower, that payment from the loan proceeds shall be subject to this Contract.

7.3 The Borrower shall bear the costs of the execution of this Contract, including but not limited to notarization fees, appraisal fees, assessment fees, and registration fee.

The Borrower shall pay the settlement fees of the payment of the loan proceeds (including the entrusted payment by the Lender and the direct payment of the Borrower) and shall pay other corresponding fees on time in accordance with the fee terms, rate and due date as stipulated by the Lender.

In the event that the account for the loan grant is a specific account, and the payment account is not an account with the Bank of Communications, the payment of the loan may be made through the payment system of the People’s Bank of China or a clearing system in the same city where the loan proceeds are paid (including the entrusted payment by the Lender and the direct payment of the Borrower).

In the event that the account for the grant of the loan is not a specific account for the grant and the payment account is from other banks of other cities, payments shall be made through the payment system of People’s Bank of China when the loan fund is paid (including the entrusted payment by the Lender and the direct payment of the Borrower).

7.4 The Borrower shall abide by the Lender’s internal rules and regulations as they relate to the loan, including but not limited to cooperate with the Lender to manage the loan payment, inspect the use of the loan and the business conditions of the Borrower, timely provide all the financial statements, records and materials with regard to the usage of the loan, affiliate and related transaction information, and other materials and information required by the Lender and ensure the provided documents, materials and information are authentic, complete and accurate.

7.5 The Borrower shall notify the Lender in written form at least 30 days in advance if any of the below matters occur, and it shall not proceed with such action until the principal and interests under this Contract are repaid or a repaying schedule and guaranty is accepted by the Lender:

(1) disposal of all or substantially all of the assets or the important assets by selling, granting, leasing, loaning, transferring, mortgaging, pledging or otherwise disposing of them;

(2) occurrence or likely occurrence of material changes to the business management or organizational model of the corporation’s property, including but not limited to the execution of contracting lease, joint-operation, reorganization, transformation to cooperative share enterprise, sale of enterprises, mergers (consolidation), joint venture (contractual), splits, establishment of subsidiaries, transfer of stock rights, transfer of equity, reduction of registered capital, etc.

(3) investment with an amount exceeding RMB 50,000,000 or increase in debt financing with an amount exceeding RMB 50,000,000.

7.6 The Borrower shall send a written notification to the Lender within 7 days after the following matters have occurred or may occur:

(1) the Borrower or its affiliate modifies its bylaws, changes its file registered with the State Administration for Industry and Commerce such as enterprise name, legal representative, domicile, communication address, and business scope, or other decisions that have a material impact to the finance and personnel;

(2) the Borrower, its affiliate or guarantor proposes application for bankruptcy or bankruptcy is applied for by creditors;

(3) the Borrower and its affiliate are involved in material litigation, arbitration, administrative measures, or, property preservation measures or other compulsory measures have been adopted to the material assets or the guarantees, or the secure and integrated status of the major assets or guaranties under this Contract is or may be affected or the value is or may be decreased;

(4) the Borrower or its affiliate provides guarantee to a third party and therefore has material adverse impact on its economic condition, financial condition or the capacity to perform its obligations under this Contract;

(5) agreements that have a material impact on the business and financial condition are signed by the Borrower and its affiliates;

(6) the Borrower and its affiliate are subject to suspension of their business, closure of their business, dissolution, suspension of business for improvement and rectification, or rescission or cancellation of business license;

(7) the main individual investor, legal representative (person in charge) of the Borrower, directors or main management personnel of the Borrower or its affiliate are missing, involved in breaches of laws and regulations or applicable rules of the exchanges, or have unusual changes;

(8) material difficulties in business and deterioration of financial condition take place to the Borrower or its affiliates, or other events that have an adverse impact on the business and financial condition or paying ability or economic position of the Borrower or its affiliates;

(9) related transactions have occurred and the transaction amount has reached or exceeded 10% of the recently audited net assets;

(10) before the repayment of all the debts under this Contract, the Borrower has become or may become the shareholder of the guarantor or the “actual controller” as defined in the Company Law of the People’s Republic of China;

(11) the Borrower or its affiliate breaches laws, regulations, regulatory rules, national policies or industrial standards, causing liability or negative exposure in the media;

(12) the controlling relationship between the Borrower and its affiliate has changed;

(13) other material adverse matters that impact the payment capacity of the Borrower or its affiliate.

7.7 In the event that any change takes place in the guaranty under this Contract that will have an adverse impact on the creditor’s rights of the Lender, the Borrower shall, upon the Lender’s requirement, provide another guaranty to the satisfaction of the Lender.

The “change” set forth in this section shall include but not limit to: mergers, splits, suspension of business, closure of business, dissolution, suspension of business for improvement and rectification, rescission, cancellation of business license, applying or being filed for bankruptcy of the guarantor; the material adverse changes of the business or financial condition of the guarantor; the involvement of important litigation, arbitration, administrative measures, or property preservation measures or other compulsory measures to the important assets of guarantor; decrease or the possibility of such decrease of the value of the guarantee, or the guarantee being subject to compulsory measures such as property preservation measures; the secure and integrated status of the guarantees is or may be affected; the guarantee or its legal representative (person in charge) or key management personnel is involved in breaching laws or regulations or applicable rules of exchanges; in the event that the guarantor is an individual, the guarantor is missing, dead (declared dead); the guaranty has default actions under the guaranty contract; guaranty has disputes with the Borrower; the guaranty requires the termination of the guaranty contract; the guaranty contract is void, invalid or canceled; the right of guaranty is void or invalid; or other events affecting the safety of the creditor’s rights of the Lender.

7.8 The Borrower guarantees that: before the payment of all the principal and interests and related costs of the loan under this Contract, the financial index of the Borrower shall be subject to the following consents:

(1)

(2)

(3)

Section 8 – Other Agreed Matters

8.1 Payments under this loan shall be valid only if the Withdrawal Application is signed by the Lender.

Section 9 –Early Expiry of the Loan

9.1 Any of the situations listed below shall be deemed as the “Events of Acceleration of Maturity” of this Contract:

(1) violations of the representations and warranties under Section 5 made by the Borrower;

(2) the Borrower breaches this Contract;

(3) if any of the items listed under Section 7.6 where the Lender was notified actually occurs, and the Lender considers that such occurrence may impact the security of the creditor’s rights;

(4) based on the Borrower’s capital condition, the Lender decides, at its discretion, that the Borrower shall pay off the principal and interests of the loan in advance;

(5) the Lender’s grant of the loan in accordance with this Contract violates or may violate regulations due to changes in the Lender’s supervisory policies;

(6) when the Borrower is performing the agreements entered into with the Lender or third parties, the Borrower breaches the agreements or the maturity of the debts may be or have been declared to be accelerated.

9.2 In the event that any of the “Events of Acceleration of Maturity” occurs, the Lender shall have the right to adopt one or more of the measure(s) below:

(1) stop granting the loan proceeds to the Borrower that has not been withdrawn;

(2) stop conducting the payment to the Borrower of the loan that has been withdrawn but has not been used;

(3) require the Borrower to negotiate the conditions of the supplementary grant and the payment of the loan with the Lender;

(4) require the Borrower to change the method of payment upon the requirements of the Lender;

(5) unilaterally declare the acceleration of maturity of the principal of the loan that has been granted under this Contract and require the Borrower to repay all the payable principal and the interests of the loan immediately.

Section 10 – Breach of Contract

10.1 In the case that the Borrower does not fully repay the principal of the loan on time, pay the interest or use the loan as agreed under this Contract, the Lender will impose interests with the punitive rate of overdue loans or the punitive rate of loans used for other purposes and will charge compound interests on the unpaid accrued interests.

10.2 In the case that the Borrower dose not fully repay the principal of the loan on time or pay the interest, the Borrower shall pay the collection fees, litigation fees (or arbitration fees), maintenance costs, announcement fees, enforcement fees, attorney fees, travel expense and other fees paid by the Lender for the purpose of enforcing its creditor’s right.

10.3 In the case that the Borrower has actions such as evading the Lender inquiries, being in default on the principal and interests of the loan, or intentionally avoiding the creditor, the Lender is entitled to inform appropriate authorities of such actions and to make a public announcement in the news media.

Section 11 – Agreements on Deduction

11.1 The Borrower authorizes that if there is payable principal, interests, punitive interests, compound interest or other fees, the Lender is entitled to deduct the deposits under any bank accounts of the Borrower that is opened under the Bank of Communications for the purpose of repayment.

11.2 After the deduction, the Lender shall inform the Borrower of the account number, the loan contract number, the serial number of the Borrowing Record, the amount of the deduction and the outstanding amount of the debt.

11.3 The proceeds of the deduction shall first be used to pay the overdue fees when such proceeds is not enough for the repayment of all the debts. In the case that the principal and the interests are overdue for less than 90 days, the remaining amount after the deduction shall be firstly used to pay the payable interests, punitive interests or compound interests, then it shall be used to pay the payable principal; if the principal and the interest are overdue for 90 or more days, the remaining amount after the deduction shall first be used to pay the payable principal, then it shall be used to pay the payable interests, punitive interests or compound interests.

11.4 Under the circumstances that the currency of the deduction proceeds is different from that of the payable debts, it will be converted into the payable amount based on the exchange rate announced by the Bank of Communications when such deduction occurs.

Section 12 – Application of Law and Dispute Settlement

This Contract shall be governed by the laws of People’s Republic of China. The disputes under this Contract shall be submitted to a court in the jurisdiction where the Lender is located. During the dispute, both parties shall continue to perform provisions under this Contract that are not related to the disputes.

Section 13 – Notice

13.1 The contact information provided by the Borrower in this Contract (including address, phone number, fax number, etc.) are all authentic. In case any of the above contact information is changed, the Borrower shall immediately notify in writing such change to the address provided by the Lender under this Contract. Such change of information shall take effect upon the receipt of the notice by the Lender and the changes of related records.

13.2 Except explicitly provided otherwise in this Contract, the Lender is entitled to choose any of the following methods to notify the Borrower. The Lender has the right to choose the method which it deems fit, and shall bear no responsibility under whatever circumstances for any transmission failure, deficiency or delay occurred in mailing, faxing, telephone or any other communication system. If the Lender simultaneously chooses multiple methods of notification, the first notification to arrive shall prevail.

(1) Public announcements, the date when the Lender publishes the announcement on its website, online banking site, telephone banking messages or business networks shall be the date of delivery;

(2) Service by hand, the date when the Borrower signs and receives such notice shall be the date of delivery;

(3) Courier (including express courier, surface mail, registered mail) to the Borrower’s address which is recently known by the Lender, the 3rd day (same city)/ 5th day (a different city) after the date when the mail was sent (even through such mail might be returned) shall be the date of delivery;

(4) Delivery via fax or other forms of electronic communication to the fax number or electronic communication address of the Borrower which is recently known by the Lender, the date when such notice is sent shall be the date of delivery.

Section 14 – Information Disclosure and Confidentiality

14.1 The Lender shall keep the business secrets and other information and materials with written confidential label of the Borrower (the “Information”) confidential, with exception to the following circumstances:

(1) Such Information shall be disclosed in accordance with the applicable laws and regulations or the listing rules;

(2) The judicial departments or governmental departments require the disclosure of such Information;

(3) Such Information is disclosed to the external professional advisor of the Lender;

(4) The Borrow agrees to or authorizes the disclosure of such Information by the Lender.

14.2 The Borrower agrees that under the following circumstances, the Bank of Communications may use or disclose all the information and materials related to the Borrower, including but not limited to the basic information, information about credit transaction and other related information and materials of the Borrower and agrees to undertake all the consequences arising there from:

(1) Disclose and provide such information and materials to outsourcing institutions, third parties service providers, other financial institutions and other institutions and individuals the Lender considered as necessary (including but not limited to other branches of the Bank of Communications and the wholly-owned or partly-owned subsidiaries of the Bank of Communications) for the following purposes: (i) to develop and expand loan services or related services, such as promoting the Bank of Communications’ loan for small businesses, collect receivables from borrowers and assign loan credits; (ii) to provide new products or services or further services to borrowers for the sake of lenders; (iii) to better maintain, manage and promote client relationships;

(2) Provide such information and materials to the China’s Credit Information Center or other credit institutions or credit information databases established under the authorization of the People’s Bank of China;

(3) Use, or on the basis of confidentiality, allow a third party to use, such information and materials for the purpose of operation, management, statistics, analysis and risk control.

Section 15 – Miscellaneous

15.1 The Borrow agrees that the Lender can inquire into and keep the credit information of the Borrower for loan application and the management afterwards.

15.2 In case of failure to provide the loan or conduct payments on time caused by reasons such as force majeure, failure of communication or internet or failure of the Lender’s system, the Lender bears no responsibility, however, the Lender shall promptly notify the Borrower.

15.3 The template Withdrawal Application under this Contract, together with the Withdrawal Application, the Letter of Authorization for Entrusted Payment and Borrowing Record signed by both parties, as well as the related documents and materials confirmed by both parties under this Contract, shall constitute an integral part of this Contract.

15.4 The terms such as “related parties”, “related party transaction” and “major individual investor” have the same meaning as the ones used in the “Accounting Standards for Business Enterprises No. 36 – The Disclosure of Related Parties” (Cai Kuai [2006] No. 3) issued by the Ministry of Finance and the amendments thereof.

15.5 This Contract shall come into force upon the signatures (or seals) of the legal representative (persons in charge) or the authorized representatives of the Borrower and the person in charge of the Lender or its authorized representative as well as the official seals thereof.

15.6 This Contract is executed in quadruplicate, with both parties to this Contract and the guarantor each retaining one copy.

[Signature page follows.]

The Borrower has read through the above provisions; the Lender has explained such provisions accordingly per the request of the Borrower; the Borrower agrees with all of the above contents.

The Borrower (Official Seal): Axesstel (Shanghai) Ltd.

Legal Representative (Person in Charge) or Authorized Representative: Hongliang

(Signature or Seal)

Date: 6 April, 2012

The Lender (Company Seal): Shanghai Fengxian Branch, Bank of Communications Co. , Ltd.

Person in Charge or Authorized Representative

(Signature or Seal)

Date: 6 April, 2012

No.

WITHDRAWAL APPLICATION

Bank of Communications Co., Ltd.             Branch (Sub-Branch) (the “Bank”):

Pursuant to the             Contract (No.     ) entered into by both parties (the “Contract”), we hereby apply to withdraw the credit therein. The specific details are as follows:

1. Currency:             ; Amount:             .

2. Payment method:

☐ Entrusted payment. Specific details see Authorization Letter for Entrusted Payment (No.    ).

☐ Direct payment. For the use of                     .

1. This Application is a supplement to the Contract. Unless otherwise agreed in this Application, both parties shall continue to have the rights and obligations and to carry out relative matters pursuant to the Contract.

2. We guarantee that the representations and warranties under the Contract continue to be valid. Upon direct payment, the amount of each payment shall be within the direct payment limit. As of the date of the Application, no such “Event of Acceleration of Maturity” as agreed in the Contract has occurred on our side.

Borrower/Applicant (Seal)

Legal Representative (Principal) or Authorized Representative

(Signature or Seal)

Date of the Application:

Agree to make the payment within three working days from the date of signing in accordance with the foregoing conditions.

Bank (Seal)

Principal or Authorized Representative

(Signature or Seal)

Date of signing:

Note: This Application shall be served in duplicates. The borrower/applicant and the bank each holds one copy.

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